Exhibit 10.6

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATION

OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

GILEAD SCIENCES, INC.

John C. Martin and Mark L. Perry do hereby certify as follows:

ONE:	The name of the corporation is Gilead Sciences, Inc., a Delaware corporation (the “Corporation”).

TWO:	The date on which the Certificate of Designation of Series A Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware was November 30, 1994.

THREE:	John C. Martin is the duly elected and acting President of the Corporation and Mark L. Perry is the duly elected and acting Secretary of the Corporation.

FOUR:	The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141, 151 of the General Corporation Law of the State of Delaware and pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, as amended, adopted resolutions amending the Certificate of Designation of the Corporation as follows:

Section 1 shall be amended and restated to read in its entirety as follows:

“Section 1. Designation and Amount. Eight Hundred Thousand (800,000) shares of Preferred Stock, $.001 par value per share, are designated “Series A Junior Participating Preferred Stock” with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the “Junior Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then Outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.”

FIVE:	All other provisions of the Certificate of Designation shall remain in full force and effect.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this day of May 10, 2006.

GILEAD SCIENCES, INC.

/s/ John C. Martin
John C. Martin President

ATTEST:

/s/ Mark L. Perry
Mark L. Perry Secretary